================================================================================
       Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the relating to the issuance of Shares
                  pursuant to the above Consulting Agreements

================================================================================

                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                ATTORNEYS AT LAW
                            TELEPHONE (954) 763-1200
                            FACSIMILE (954) 766-7800

                                                               August 11, 1997
Prentice Capital, Inc.
2898 University Drive, Suite 43
Coral Springs, Florida 33065

      Re: Registration Statement on Form S-8 Prentice Capital, Inc. (the "Company"), 1,470,000 Shares of Common Stock

Gentlemen:

      This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of 1,470,000 shares of Common Stock, par value $.03 per share (the "Common Stock") to be sold by the Selling Security Holders designated in the Registration Statement. The shares of Common Stock to be sold include up to 670,000 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants (the "Warrants").

      In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, By-Laws, the Consulting Agreements and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

      Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock previously issued and to be issued upon exercise of the Options, when issued in accordance with the terms of the Options, will be validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                     Very truly yours,


                                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.
JMS/lgk